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                                                                    EXHIBIT - 7A


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Farmers Variable Life Separate Account A Registration Statement No. 333-84023 of Farmers New World Life Insurance Company on Form S-6 of our report dated February 4, 2000 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

April 21, 2000
Seattle, Washington